                                                             Page 10 of 10 Pages
                                  EXHIBIT 3                   ------------------

                           MORGAN STANLEY DEAN WITTER
                          INVESTMENT MANAGEMENT LIMITED

                             SECRETARY'S CERTIFICATE



     I, Richard S. Rosenthal, a duly elected and acting Secretary of Morgan Stanley Dean Witter Investment Management Limited, a Company incorporated under the laws of England and Wales, certify the following persons are each authorised to sign reports to be filed under Sections 13 and 16 of the Securities Exchange Act of 1934 on behalf of the Company, and such authorisations are in full force and effect as of this date:

                  Harold J. Schaaff
                  Donald P. Ryan

     IN WITNESS WHEREOF, I have hereunto set my name and affixed the seal of the Company as of the 29th day of January 1999.



                                            /s/  Richard S. Rosenthal
                                           ---------------------------
                                                 Richard S. Rosenthal
                                                 Secretary